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Exhibit 10.25

AGREEMENT FOR THE SUPPLY OF SERVICES

Between:

        FINANZIARIA SIRTON S.p.A., with registered office in Villa Guardia (Como), Piazza XX Settembre 2, Inland Revenue code and VAT no. 01192270138, (hereinafter referred to as "FINSIRTON") in the person of Dr. Laura Iris Ferro, Chairwoman

        —on the one side—

AND

GENTIUM S.P.A., with registered office in Villa Guardia (Como), Piazza XX Settembre 2, Inland Revenue code and VAT no. 00815920137 (hereinafter referred to as "GENTIUM."), in the person of Dr. Sauro Carsana, Director

        —on the other side—

WHEREAS

A)
GENTIUM wishes to make use of the organisation and the skills of FINSIRTON in carrying out the activities indicated herein, and FINSIRTON intends to carry out the aforesaid activities for GENTIUM.

B)
FINSIRTON and GENTIUM intend to regulate the various services rendered to GENTIUM by FINSIRTON as contemplated herein.

C)
GENTIUM is hereinafter referred to as the "Assignor" and FINSIRTON as the "Assignee"

ALL THIS HAVING BEEN STATED, THE PARTIES HEREBY STIPULATE AS FOLLOWS:

1)
FINSIRTON undertakes to carry out in favour of GENTIUM the activities listed hereunder and referred to as:

•
Accountancy—The Assignor entrusts the Assignee with its accountancy.

  In particular, on receiving the necessary documentation, the latter undertakes to promptly prepare the recordings required by the statutory-fiscal regulations, and to draw up the periodical accounting statements.

  In addition to this, all the tax returns contemplated by the fiscal regulations shall be drafted and the balance sheet for the financial year shall be drawn up on the basis of the instructions received.

  The Assignee shall also take care of the activities relating to treasury management and management control.

  •
  Personnel administration—The Assignor entrusts the Assignee with the task of taking care of the personnel administration, providing the Assignee with all the necessary information to enable the latter to ensure compliance with the provisions contemplated by the laws in force especially with regard to tax and social security aspects.

  In order to carry out the activities referred to above, FINSIRTON shall also provide its personnel skilled in the data analysis and programming area, while GENTIUM undertakes to supply FINSIRTON with all the material and any other items considered necessary for carrying out the activities.

2)
The compensation to be paid to FINSIRTON for the activity governed by this agreement shall be determined as follows:

•
Personnel services:    on the basis of the number of employees at a cost of € 1,010 per year + VAT for each employee. Monthly invoice of € 2,040 + VAT with year-end adjustment;

•
Administrative services,    on the basis of the number of invoices issued and received calculated on the reference of 1,600 per year at a cost of € 28.30 + VAT per document. Monthly invoice of € 3,750 + VAT with year-end adjustment.

•
D.P.C. Service:    on the basis of the bytes occupied in the data processing system with a reference of 2,122,000 bytes at a cost of € 8.48/1000 bytes + VAT. Monthly invoice of € 1,500 + VAT with year-end adjustment.

•
General management costs (Emoluments, canteen meals, car rental):    defined on a lump-sum basis equivalent to an amount of € 62,000/per year + VAT determined on the basis of the costs sustained charged according to the criterion of the incidence of the turnover of the company GENTIUM within the Finsirton Group. Monthly invoice of € 5,150 + VAT with year-end adjustment.

•
Business Development:    defined on a lump-sum basis equivalent to an amount of € 61,000/per year + VAT determined on the basis of the costs sustained charged according to the criterion of the incidence of the Ethical turnover of the company GENTIUM within the Finsirton Group. Monthly invoice of € 5,150 + VAT with year-end adjustment.

•
The invoices shall be paid by direct remittance at 60 days from the end of the month of the date of invoice.

3)
The Agreement shall become effective as of 2nd January, 2004 and shall expire on 31st December, 2004 and is understood to be tacitly renewed each year, barring cancellation by either one of the parties to be communicated with one month's advance notice.

  The Parties formally acknowledge as of now the possibility of agreeing upon changes in the compensation referred to in art. 2 according to the effective extent of the services requested.

4)
All and any communications concerning this Agreement shall be made in writing, by registered letter to be delivered by hand, transmitted by fax, telegram or registered letter with advice of receipt and dispatched to the registered office of each of the Parties.

5)
All and any controversies relating to this Agreement shall be settled by a Board of Arbitrators; each of the two Parties shall appoint its own arbitrator, who in turn shall take steps to choose a third member as Chairman of the Board of Arbitrators.

6.
This Agreement cancels and replaces all and any previous agreements for the supply of Services between the Parties, and may not be amended or changed in any way whatsoever with the exception of that explicitly contemplated herein or by written agreement of the Parties signed by their authorised representatives.

Read, confirmed and undersigned

Villa Guardia, 2nd January, 2004

GENTIUM S.P.A. A Director	FINANZIARIA SIRTON S.p.A. The Chairwoman
/s/ Sauro Carsana Dr. Sauro Carsana	/s/ Laura Iris Ferro Dr. Laura Iris Ferro

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  Exhibit 10.25